Exhibit 99.2
HARTE HANKS, INC. APPOINTS DAVID FISHER AS PRESIDENT TO LEAD NEXT PHASE OF CLIENT INNOVATION AND GROWTH
Proven transformation leader and former CTO David Fisher to spearhead Harte Hanks’ next chapter of innovation, efficiency, and client-centric growth
CHELMSFORD, MA / ACCESSWIRE / June 30, 2025 / Harte Hanks, a leading global customer experience company, today announced the appointment of David Fisher as President. This leadership transition comes at a strategically significant time, as the Company advances its transformation initiatives, deepens its commitment to delivering long-term client value, and positions itself to drive sustained EBITDA growth. Fisher’s appointment underscores Harte Hanks’ focus on disciplined execution, operational efficiency, and market expansion across high-potential business segments.
Mr. Fisher initially joined Harte Hanks in March 2023 as a strategic development advisor focused on identifying operational inefficiencies and unlocking growth across business segments. On January 29, 2024, he was named Chief Transformation Officer and launched 'Project Elevate,' a company-wide initiative driving EBITDA stability, service innovation, and execution discipline. Recognizing his performance and vision, the Company appointed him Interim Chief Operating Officer on January 28, 2025, to oversee enterprise alignment during a pivotal transition period.
“I’m honored to step into this role at such an exciting time for Harte Hanks,” said David Fisher. “Over the past year, I’ve seen firsthand the ingenuity, dedication, and customer focus that define our team. We’re building on a foundation of strong business fundamentals while embracing the power of AI to deliver exceptional client service. By combining deep industry expertise with evolving technologies, we’re uniquely positioned to solve complex challenges and help our clients succeed. Through Project Elevate, we are also operating more efficiently and effectively, and are fully aligned around EBITDA growth, innovation, and client-centric outcomes. I’m proud to help shape the future of a company that has been serving clients through over a century of innovation.”
This leadership transition positions Harte Hanks to accelerate growth by deepening services with existing clients, adding new client relationships, and expanding our footprint in key sectors, including fulfilment and customer care.
Jack Griffin, Chairman of the Board, commented: “David’s leadership has been nothing short of transformational. He brings a rare combination of strategic vision, operational rigor, and entrepreneurial focus. He’s precisely the kind of leader we need to capitalize on market opportunities and deliver sustainable EBITDA growth. David has already reshaped how we operate, compete, and win, and we’re confident in his ability to steer Harte Hanks through its next stage of expansion.”
In his new role, Mr. Fisher will lead day-to-day operations and drive strategic execution in partnership with Harte Hanks’ executive leadership team.
About Harte Hanks:
Harte Hanks (NASDAQ: HHS) is a leading global customer experience company whose mission is to partner with clients to provide them with CX strategy, data-driven analytics and actionable insights combined with seamless program execution to better understand, attract and engage their customers.

Exhibit 99.2
Using its unparalleled resources and award-winning talent in the areas of Customer Care, Fulfillment and Logistics, and Marketing Services, Harte Hanks has a proven track record of driving results for some of the world’s premier brands, including GlaxoSmithKline, Unilever, Pfizer, Max, Volvo, Ford, FedEx, Midea, and IBM among others. Headquartered in Chelmsford, Massachusetts, Harte Hanks has over 2,000 employees in offices across the Americas, Europe, and Asia Pacific.
For more information, visit hartehanks.com
As used herein, “Harte Hanks” or “the Company” refers to Harte Hanks, Inc. and/or its applicable operating subsidiaries, as the context may require. Harte Hanks’ logo and name are trademarks of Harte Hanks, Inc.
Cautionary Note Regarding Forward-Looking Statements:
Our press release may contain “forward-looking statements” within the meaning of U.S. federal securities laws. All such statements are qualified by this cautionary note, provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements other than historical facts are forward-looking and may be identified by words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “seeks,” “could,” “intends,” or words of similar meaning. These forward-looking statements are based on current information, expectations and estimates and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from what is expressed in or indicated by the forward-looking statements. In that event, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments. These risks, uncertainties, assumptions and other factors include: (a) local, national and international economic and business conditions, including (i) market conditions that may adversely impact marketing expenditures, and (ii) the impact of economic environments and competitive pressures on the financial condition, marketing expenditures and activities of our clients and prospects; (iii) the demand for our products and services by clients and prospective clients, including (iv) the willingness of existing clients to maintain or increase their spending on products and services that are or remain profitable for us, and (vi) our ability to predict changes in client needs and preferences; (b) economic and other business factors that impact the industry verticals we serve, including competition, inflation and consolidation of current and prospective clients, vendors and partners in these verticals; (c) our ability to manage and timely adjust our facilities, capacity, workforce and cost structure to effectively serve our clients; (d) our ability to improve our processes and to provide new products and services in a timely and cost-effective manner though development, license, partnership or acquisition; (e) our ability to protect our facilities against security breaches and other interruptions and to protect sensitive personal information of our clients and their customers; (f) our ability to respond to increasing concern, regulation and legal action over consumer privacy issues, including changing requirements for collection, processing and use of information; (g) the impact of privacy and other regulations, including restrictions on unsolicited marketing communications and other consumer protection laws; (h) fluctuations in fuel prices, paper prices, postal rates and postal delivery schedules; (i) the number of shares, if any, that we may repurchase in connection with our repurchase program; (j) unanticipated developments regarding litigation or other contingent liabilities; (k) our ability to complete reorganizations, including cost-saving initiatives; and (l) other factors discussed from time to time in our filings with the Securities and Exchange Commission, including under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 which was filed on March 17, 2025. The forward-looking statements in this press release, if any, are made only as of the date hereof, and we undertake no obligation to update publicly any forward-looking statement, even if new information becomes available or other events occur in the future.

Exhibit 99.2
Investor Relations Contact:
David Garrison
Investor.Relations@hartehanks.com